UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

Apogee Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41740	93-4958665
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street, Building 17, Suite 102b,

Waltham, MA, 02453

(Address of Principal Executive Offices, including Zip Code)

(650) 394-5230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	APGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2025, Apogee Therapeutics, Inc. (the “Company” or “Apogee”) entered into a Master Services Agreement (“MSA”), made effective as of February 28, 2025, with Samsung Biologics Co., Ltd. (“Samsung”), pursuant to which Samsung will manufacture and supply Apogee with APG777 drug substance (“Product”) for clinical development and commercial sale, if approved. The Company is obligated to pay Samsung service fees for each manufactured batch, as well as the costs of materials purchased by Samsung and expenses including testing and storage, which such costs and fees will be specified in Project Specific Agreements (each a “PSA”).

Also on March 10, 2025, the Company entered into a PSA (the “Initial PSA”) with Samsung, made effective as of February 28, 2025, pursuant to which Samsung will produce clinical batches of the Product at its facility in Incheon, South Korea, perform process characterization and validation, and manufacture process performance qualification lots of the Product.

Under the Initial PSA, the Company must purchase certain minimum quantities of the Product and has agreed to pay Samsung as determined pursuant to the terms of the Initial PSA. The Company has also agreed to enter into a separate PSA with Samsung for the manufacture of commercial supply of the Product, which will provide for certain minimum purchase commitments for each year from 2029 to 2034. If the Company elects not to enter into the PSA for commercial supply, it will incur an exit fee in the high single digit millions.

The MSA will terminate in February 2035, or, if a PSA is still in effect, until such PSA terminates, and may be extended upon mutual agreement of the parties. The Initial PSA will terminate in December 2034. Either the Company or Samsung may terminate the MSA or the Initial PSA in the event of an uncured material breach by, insolvency of or inability to perform due to a force majeure event by the other party. In the event all applicable PSAs have been terminated, Samsung has agreed to provide assistance with certain technology transfer matters, subject to exceptions. If the Company terminates the MSA or Initial PSA without cause, the Company will generally be responsible for paying the purchase price for the Company’s aggregate product commitment for the remainder of the term, less any amounts the Company has already paid.

The foregoing is a summary description of certain terms of the MSA and Initial PSA and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the MSA and Initial PSA, which are expected to be filed as exhibits no later than with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Therapeutics, Inc.

Date: March 11, 2025	By:	/s/ Michael Henderson, M.D.
	Name:	Michael Henderson, M.D.
	Title:	Chief Executive Officer